Exhibit 99.1

O.5,r.3	Companies Law (2010 Revision) Official Liquidation Notice of Appointment Pursuant to Order 5, rule 3 of the Companies Winding Up Rules	Form 9

NOTICE OF APPOINTMENT OF OFFICIAL LIQUIDATOR

Grand Court Cause No: FSD 201 of 2015(JMC)

Name of Company	Vantage Drilling Company (in Official Liquidation)
Company Registration Number	MC-199127

TAKE NOTICE that by order of the Grand Court of the Cayman Islands made on January 18, 2016, Vantage Drilling Company, registration number 199127, whose registered office is situated at the offices of KPMG, Century Yard, Cricket Square, P.O. Box 493, Grand Cayman, KY1-1106, Cayman Islands, has been placed into Official Liquidation in accordance with the Companies Law.

AND TAKE FURTHER NOTICE THAT K. Beighton and A. Lawson of KPMG, Century Yard, Cricket Square, P.O. Box 493, Grand Cayman, KY1-1106, Cayman Islands have been appointed as Joint Official Liquidators of the Company.

Dated this 9th day of February 2016.

Alexander Lawson Joint Official Liquidator